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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: December 11, 1998


                THE NARRAGANSETT ELECTRIC COMPANY

        (exact name of registrant as specified in charter)


Rhode Island             1-7471              05-0187805
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

        280 Melrose Street, Providence, Rhode Island 02907

             (Address of principal executive offices)

                          (401) 784-7000

       (Registrant's telephone number, including area code)
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Item 5.  Other Events
---------------------

     On December 11, 1998, The Narragansett Electric Company's parent, New England Electric System, a Massachusetts business trust (NEES), The National Grid Group plc, a public limited company incorporated under the laws of England and Wales with registration number 2367004 (National Grid) and Iosta LLC, a Massachusetts limited liability company which is directly and indirectly wholly owned by National Grid (Iosta), entered into an Agreement and Plan of Merger, dated as of December 11, 1998 (the Merger Agreement), providing for a merger transaction among NEES, National Grid and Iosta. The press release issued in connection therewith is filed herewith as Exhibit 99, and is incorporated herein by reference.

     Pursuant to the Merger Agreement, Iosta will merge with and into NEES (the Merger), with NEES being the surviving entity and becoming a wholly-owned subsidiary of National Grid. The Merger, which was unanimously approved by the boards of directors of NEES, National Grid and Iosta, is expected to occur shortly after all of the conditions to the consummation of the Merger, including the receipt of shareholder approvals and certain regulatory approvals, are met or waived. NEES anticipates that the Merger can be consummated in early 2000.

Item 7. Financial Statements, Pro Forma Financial Information
        and Exhibits
--------------------------------------------------------------

(c)  Exhibits

(1)  Press Release
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                            SIGNATURE

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                              THE NARRAGANSETT ELECTRIC COMPANY


                                 s/John G. Cochrane
                              By ________________________________
                                 John G. Cochrane
                                 Treasurer


Date: December 22, 1998